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EXHIBIT 10.27

                                 PROMISSORY NOTE


$207,375                        LAS VEGAS, NEVADA             September 25, 2001

         FOR VALUE RECEIVED, the undersigned, JAMES RUDIS, an individual residing in the state of Texas (hereinafter "Maker"), hereby promises to pay to the order of OVERHILL CORPORATION or permitted assigns (the "Payee"), at 4800 Broadway, Suite A, Addison, Texas 75001, or at any such other place as any Holder of this Note may designate in writing, the principal amount of Two Hundred Seven Thousand Three Hundred Seventy-Five Dollars ($207,375) (the "Principal Amount"), with interest from the date hereof on the Principal Amount from time to time remaining unpaid at the rate of three and eighty-two one hundredths percent (3.82%) per annum. Interest on this Note shall be calculated based upon a year of 365 or 366 days, as applicable. All payments of principal and interest shall be made in lawful money of the United States of America.

         THIS NOTE IS DUE AND PAYABLE AS FOLLOWS: On September 24, 2003, all Principal and all accrued but unpaid interest shall be due and payable in full. All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount.

         NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS NOTE, IN NO EVENT SHALL THE AMOUNT OF INTEREST PAYABLE HEREON EXCEED THE MAXIMUM AMOUNT OF INTEREST PERMITTED TO BE CHARGED OR PAYABLE HEREON BY APPLICABLE LAW.

         PAYMENTS. All payments hereunder shall be made on or before the due date and shall be delivered to Payee at the address indicated hereinabove, or at any such other address as payee may designate in writing.

         WAIVERS. Maker, to the extent allowed by law, hereby waives presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collecting, grace, notice and protest and agrees to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the holder.

         USURY. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. In particular, this section means (among other things) that Maker does not agree or intend to pay, and Payee does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "Charge or Collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Payee to charge or collect more for this loan that the maximum Payee would be permitted to charge or collect by Federal law or the laws of the State of Nevada (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Maker. The right to


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accelerate maturity of sums due under this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest charged to the account of the loan evidenced hereby does not exceed the applicable usury ceiling. Payee may delay or forgo enforcing any of its rights or remedies under this Note without losing them. If under any circumstances whatsoever interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the amount permitted under applicable law; and if for any circumstances, the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and such excess shall be refunded to Maker. This Section shall control all agreements between Maker and the holder hereof.

         EVENT OF DEFAULT. In case an Event of Default (as defined below) shall occur and shall be continuing, the Principal Amount due and payable as of or prior to the date of the occurrence of such Event of Default but not yet paid shall become (along with all accrued but unpaid interest) immediately due and payable. For purposes of this Note any Event of Default shall have occurred if:

                  (i) Maker shall fail to make any payment pursuant hereto when due;

                  (ii) Maker fails to perform promptly at the time and strictly in the manner provided in this Note or the Security Agreement, and such failure shall continue for a period of ten (10) calendar days after notice.

         ACCELERATION. If default is made in the payment due under this Note, the entire principal balance owing hereon shall at once become due and payable, at the option of the Payee(s) without written notice of acceleration to Maker. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Payee may declare immediately due the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest and all other amounts, costs and expenses for which Maker is responsible under this Note or pertaining to this loan.

         COLLATERAL. The indebtedness evidenced by this Promissory Note shall be secured pursuant to that certain Security Agreement of even date herewith.

         SPECIAL PROVISIONS. Maker issues this Note, without recourse to him for any deficiency in the value of the collateral securing this indebtedness. This
Note is a limited obligation of Maker and shall be payable by Maker as to principal and interest solely from the collateral pledged herefor as hereinafter set forth, and shall be a valid claim of any holder thereof only against such collateral. In the event that Maker defaults on its repayment obligation under this Promissory Note, the Payee or any holder, shall have recourse against and only to the extent of the value of the Collateral specified herein. Payee or any holder's recourse against Maker is limited to the value of the Collateral. In


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the event that the value of the Collateral is less than the amount outstanding hereunder, Payee or any holder shall have no cause of action against Maker for any deficiency between the value of the Collateral and the amount owed under this Promissory Note. In the event that Maker defaults on its obligations under this Note, Payee or any holder's recourse, pursuant to the Security Agreement shall be only as to those Shares of stock purchased but not yet paid for pursuant to the terms hereunder and thereunder.

         As set forth in that certain Security Agreement of even date herewith, liability on this Promissory Note shall be recourse only as to any Shares of Overhill Corporation common stock purchased by Maker pursuant to that certain Stock Option Agreement, but for which payment has not yet been made, and shall be non-recourse as to any assets of Maker and any Shares of Overhill Corporation common stock purchased by Maker pursuant to the Stock Option Agreement, or otherwise, and for which payment has been made. The Promissory Note shall be non-recourse as to any other assets of Maker, specifically including any other shares of Overhill Corporation Stock Maker may own. Maker and Payee specifically acknowledge that no personal liability shall attach to any individual executing the promissory note other that as stated herein.

         As set forth in the Security Agreement, Maker shall obtain full and complete ownership of the shares of Overhill Corporation common stock for all purposes upon the execution of this Agreement. Said ownership shall include, but not be limited to, any and all shareholder rights, to include shareholder-voting rights on all Shares.

         The purchase price or exercise price for the Overhill Corporation common stock, as provided in the Stock Option Agreement, is Two Hundred Seven Thousand Three Hundred Seventy Five Dollars ($207,375), constituting a price per Share of $0.75. Consequently, upon payment of each seventy-five cents ($0.75) of Principal made pursuant to this Note, Maker shall be deemed to have paid for one
(1) Share of Overhill Corporation common stock. In the event of default, Payee's recourse, pursuant to the Security Agreement shall only be to the number of Shares of Overhill Corporation common stock for which payment has not been made, said number to be calculated by dividing the Principal Amount outstanding hereunder by $0.75 for each Share. Payee shall have no recourse as to Shares purchased pursuant to the Stock Option Agreement and paid for pursuant to the terms herein described.

         SEVERABILITY. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.

         CAPTIONS. The headings are included herein for ease of reference only and shall not be considered in the construction or interpretation of the terms and provisions of this date.

         OPTIONAL PREPAYMENTS. This Note may be prepaid in whole or in part, without premium or penalty, at any time. Any such prepayment shall be applied first to accrued but unpaid interest as of the date of such prepayment and then to the outstanding Principal Amount of this Note in the inverse order of scheduled principal payments.

         GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED TO AND ACCEPTED BY LENDER IN CLARK COUNTY, NEVADA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. ANY LEGAL PROCEEDINGS INSTITUTED UNDER THIS NOTE SHALL BE BROUGHT IN CLARK COUNTY, NEVADA.


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         IN WITNESS WHEREOF, James Rudis has caused this Note to be dated and to be executed on this 25th day of September 2001.


                                             /S/ James Rudis
                                             -----------------------------------
                                             JAMES RUDIS





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